As filed with the Securities and Exchange Commission on January 24, 2001,
                         Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ______________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                        ______________________________

                                IMAGEMAX, INC.
            (Exact name of registrant as specified in its charter)

           Pennsylvania                               23-2865585
     (State or other jurisdiction of               (I.R.S. employer
     incorporation or organization)               Identification No.)

                            455 Pennsylvania Avenue
                                   Suite 128
                          Fort Washington, PA  19034
                   (Address of Principal Executive Offices)
                        _______________________________
                              1997 Incentive Plan
                           (Full title of the Plans)
                        _______________________________

                                  Blair Hayes
                                   President
                                ImageMax, Inc.
                            455 Pennsylvania Avenue
                                   Suite 128
                           Fort Washington, PA 19034
                    (Name and Address of Agent for Service)

                                 (215) 628-3600
         (Telephone number, including area code of agent for service)

                        CALCULATION OF REGISTRATION FEE


   Title of Securities          Amount to Be        Proposed Maximum        Proposed Maximum         Amount of
           to                    Registered         Offering Price Per     Aggregate Offering       Registration
      Be Registered                                    Share /(1)/             Price /(1)/              Fee
===============================================================================================================
Common Stock, no               1,000,000/(2)/          $ .6719               $671,900                 $167.98
  par value
===============================================================================================================
    TOTAL                      1,000,000                                     $671,900                 $167.98
===============================================================================================================

/(1)/  Calculated pursuant to Rule 457(h) of the Securities Act of 1933.
/(2)/ Represents the additional shares of Common Stock subject to future grants under the 1997 Incentive Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 1,000,000 additional shares of common stock, no par value, of ImageMax, Inc. (the "Company"), with respect to a currently effective Registration Statement on Form S-8 relating to the Company's 1997 Incentive Plan, as amended and restated. The contents of the Registration Statement on Form S-8 as filed on February 17, 1998 File No. 333-46463, are incorporated herein by reference into this Registration Statement.

ITEM 8. EXHIBITS.

4.1     1997 Incentive Plan, as amended and restated.

5       Opinion of Pepper Hamilton LLP.

23.1    Consent of Arthur Andersen LLP.

23.2    Consent of Pepper Hamilton LLP (contained in Exhibit 5).

24.1 Power of Attorney (included on signature page of this Registration Statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Washington, Commonwealth of Pennsylvania, on the 24th day of January, 2001.

                                     ImageMax, Inc.


                                     By: /s/  Blair Hayes
                                         ----------------
                                         Blair Hayes
                                         President


                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Blair Hayes his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and other registration statements and amendments thereto relating to the Offering contemplated by this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                  Title                               Date
---------                  -----                               ----

/s/ David C. Carney        Director and Acting                 January 24, 2001
-------------------------
David C. Carney            Chief Executive Officer

/s/ Mark P. Glassman       Chief Financial Officer, Treasurer  January 24, 2001
-------------------------
Mark P. Glassman

/s/ Blair Hayes            Director and President              January 24, 2001
-------------------------
Blair Hayes

/s/ Rex Lamb               Director                            January 24, 2001
-------------------------
Rex Lamb

/s/ Mitchell  J. Taube     Director                            January 24, 2001
-------------------------
Mitchell J. Taube

/s/ H. Craig Lewis         Director                            January 24, 2001
-------------------------
H. Craig Lewis

/s/ Andrew R. Bacas        Director                            January 24, 2001
-------------------------
Andrew R. Bacas

/s/ Lewis E. Hatch, Jr.    Director                            January 24, 2001
-------------------------
Lewis E. Hatch, Jr.

/s/ Steven N. Kaplan       Director                            January 24, 2001
-------------------------
Steven N. Kaplan

/s/ J.B. Doherty           Director                            January 24, 2001
-------------------------
J.B. Doherty

/s/ Robert Drury           Director                            January 24, 2001
-------------------------
Robert Drury

                                 EXHIBIT INDEX

4.1  1997 Incentive Plan, as amended and restated.
5    Opinion of Pepper Hamilton LLP.
23.1 Consent of Arthur Andersen LLP.
23.2 Consent of Pepper Hamilton LLP (contained in Exhibit 5).